Yield Table - Bond A3A

kkanaan:S04-23XS_PRICE; A3A

Settle as of 12/30/04

Collateral Summary					Bond Summary
Type:	LOAN 6.61	Historical:			Fixed Coupon:	5.360	Type:	Fixed
AM Type:	Fixed	1 Month:	N/A	N/A	Orig Bal:	30,000,000
WAC:	6.910	3 Month	N/A	N/A
WAM:	356	6 Month:	N/A	N/A	Factor:	1.0000000
WALA:	1	12 Month:	N/A	N/A	Factor Date:	12/25/04	Next Pmt:	01/25/05
		Life:			Delay:	24	Cusip:

	75% User_Curve_3	90% User_Curve_3	100% User_Curve_3	120% User_Curve_3	150% User_Curve_3	175% User_Curve_3	200% User_Curve_3
Price	Yield
99-30 100-00 100-02 100-04 100-06 100-08 100-10 100-12 100-14 100-16 100-18	5.38 5.37 5.37 5.36 5.35 5.34 5.34 5.33 5.32 5.31 5.30	5.38 5.37 5.36 5.35 5.34 5.33 5.32 5.31 5.30 5.29 5.28	5.37 5.36 5.35 5.34 5.33 5.32 5.31 5.30 5.29 5.28 5.27	5.36 5.35 5.34 5.33 5.31 5.30 5.29 5.28 5.26 5.25 5.24	5.35 5.33 5.31 5.30 5.28 5.27 5.25 5.23 5.22 5.20 5.19	5.33 5.31 5.29 5.27 5.25 5.23 5.22 5.20 5.18 5.16 5.14	5.31 5.29 5.27 5.25 5.22 5.20 5.18 5.16 5.13 5.11 5.09
Average Life First Pay Last Pay Sprd/ALife/Lib Duration	10.75 02/25/11 06/25/18 71/10.75 7.886	8.81 12/25/09 06/25/16 88/8.81 6.762	7.75 05/25/09 04/25/15 100/7.75 6.111	6.16 07/25/08 07/25/13 120/6.16 5.061	4.58 09/25/07 09/25/11 142/4.58 3.933	3.72 04/25/07 08/25/10 156/3.72 3.265	3.07 12/25/06 10/25/09 166/3.07 2.752

Tsy BM	3Mo	6Mo	2YR	3YR	5YR	10YR	30YR	Lib BM	1MO	2MO	3MO	6MO	1YR	2YR	3YR	4YR	5YR	6YR	7YR	8YR	9YR	10YR	12YR	15YR	30YR
Yield	2.2378	2.4163	2.9298	3.1431	3.5533	4.1770	4.8398	Yield	2.3900	2.4200	2.4700	2.6600	2.9200	3.2876	3.5290	3.7371	3.9227	4.0751	4.2274	4.3573	4.4671	4.5695	4.7370	4.9355	5.2137
Coupon			2.8750	3.0000	3.5000	4.2500	5.3750

The above indicative value[s] are as of the date indicated and do not represent actual bids or offers by Lehman Brothers. There can be no assurance that actual trades could be completed at such value[s]. Discussions of the trade values in general, and firm price quotations and actual trade prices in particular, may vary significantly from these written estimated values as a result of various factors, which may include (but are not limited to) prevailing credit spreads, market liquidity, position size, transaction and financing costs, hedging costs and risks and use of capital and profit. These estimates may not be representative of any theoretical or actual internal valuations employed by us for our own purposes, may vary during the course of any particular day and may vary significantly from the estimates or quotations that would be given by another dealer. You should consult with your own accounting or other advisors as to the adequacy of this information for your purposes. As a condition for providing these estimates, you agree that Lehman Brothers makes no representation and shall have no liability in any way arising therefrom to you or any other entity for any loss or damage, direct or indirect, arising from the use of this information.